UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2008

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2008, Deerfield Capital Corp. (the "Company") was notified by the New York Stock Exchange (the "NYSE") that it was not in compliance with an NYSE continued listing standard applicable to its common stock. That standard requires that the average closing price of any listed security not fall below $1.00 per share for any consecutive 30 trading-day period.

Under NYSE rules, the Company has ten business days, or until July 1, 2008, to notify the NYSE of its intent to cure this deficiency. On June 20, 2008, the Company notified the NYSE of its intent to cure this deficiency. Under NYSE rules, the Company has six months from the date of the NYSE notice do so. If the Company is not compliant by that date, its common stock will be subject to suspension and delisting by the NYSE.

The Company is currently exploring alternatives for curing the deficiency and restoring compliance with the continued listing standards. The Company’s common stock remains listed on the NYSE under the symbol DFR, but will be assigned a ".BC" indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.

As required under NYSE rules, the Company has also issued a press release regarding the foregoing, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release issued by the Company on June 23, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

June 23, 2008	By:	Frederick L. White

Name: Frederick L. White
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on June 23, 2008